SOMERSET
CPAs AND ADVISORS

Consent of Independent Registered Public Accounting Firm

Galaxy Next Generation, Inc.
Toccoa, Georgia

We hereby consent to the inclusion in this Registration Statement on Form S-1/A2 of our report dated September 30, 2019 and March 10, 2020, which includes an explanatory paragraph as to the Company's ability to continue as a going concern, with respect to the June 30, 2019, June 30, 2018 and March 31, 2018, financial statements of Galaxy Next Generation, Inc.

We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.

Sincerely,

Somerset CPAs PC

Indianapolis, Indiana
April 2, 2020